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EXHIBIT 10.7




August 04, 2004

Sub Surface Waste Management of Delaware, Inc.
6451 El Camino Real, Suite C
Carlsbad, CA 92009

RE:     Convertible Promissory Note

Dear ladies and gentleman:

     The undersigned, FUSION CAPITAL FUND II, LLC ("Fusion"), hereby purchases a $200,000 Convertible Promissory Note (the "Note") of SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC., a Delaware corporation (the "Company") in the form attached hereto. Fusion also hereby purchases a common stock purchase warrant (the "Warrant") in the form attached hereto to purchase 250,000 fully paid and non-assessable shares of the Company's common stock for a purchase price of $0.275 per share. The purchase price for the Note and the Warrant shall be TWO HUNDRED THOUSAND DOLLARS ($200,000).

     The shares underlying the Note and the Warrant shall be granted registration rights as set forth in the Amended and Restated Registration Rights Agreement between Fusion and the Company the form of which is attached hereto.

     Fusion acknowledges that it is an accredited investor and has sufficient experience in business and financial matters to be able to evaluate the risks of an investment in the Note and in the common stock of the Company, that the securities to be issued are "restricted securities" and that Fusion is purchasing the securities for its own account for investment purposes and not with a view to resale or distribution of the securities.

     Please indicate your acceptance of the foregoing by signing this letter agreement below.

Very truly yours,

FUSION CAPITAL FUND II, LLC
BY: FUSION CAPITAL PARTNERS, LLC
BY: SGM HOLDINGS CORP.

By      /s/ STEVEN MARTIN
   --------------------------------------
Name: Steven G. Martin
Title: President
Acknowledged and agreed to this
4th day of August, 2004

SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.


By: /s/ BRUCE BEATTIE
    -------------------------------------
Name: Bruce Beattie
Title: Chief Executive Officer